1,700,00 Shares
                                ANDRX CORPORATION

                                  Common Stock

                             UNDERWRITING AGREEMENT


                                                      ______________ __, 1996



Oppenheimer & Co., Inc.
Gruntal & Co., Incorporated
c/o Oppenheimer & Co., Inc.
Oppenheimer Tower
World Financial Center
New York, New York  10281

On behalf of the Several
Underwriters named on
Schedule I attached hereto.

Ladies and Gentlemen:

                      Andrx Corporation, a Florida corporation (the "Company"), proposes, subject to the terms and conditions contained herein, to sell to you and the other underwriters named on Schedule I to this Agreement (the "Underwriters"), for whom you are acting as Representatives (the "Representatives"), an aggregate of 1,700,000 shares (the "Firm Shares") of the Company's Common Stock, par value $.001 per share (the "Common Stock"). The respective amounts of the Firm Shares to be so purchased by the several Underwriters are set forth opposite their names in Schedule I hereto. In addition, the Company proposes to grant to the Underwriters an option to purchase up to an additional 255,000 shares (the "Option Shares") of Common Stock for the purpose of covering over-allotments in connection with the sale of the Firm Shares. The Firm Shares and the Option Shares are together called the "Shares."

                      1. SALE AND PURCHASE OF THE SHARES. On the basis of the representations, warranties and agreements contained in, and subject to the terms and conditions of, this Agreement:

                      (a) The Company agrees to sell to the Underwriters, and
             each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at $____ per share (the "Initial Price"), the number of Firm Shares set forth opposite the name of such Underwriter on Schedule I to this Agreement.

                      (b) The Company grants to the several Underwriters an
             option to purchase, severally and not jointly, all or any part of the Option Shares at the

             Initial Price. The number of Option Shares to be purchased by each Underwriter shall be the same percentage (adjusted by the Representatives to eliminate fractions) of the total number of Option Shares to be purchased by the Underwriters as such Underwriter is purchasing of the Firm Shares. Such option may be exercised only to cover over-allotments in the sales of the Firm Shares by the Underwriters and may be exercised in whole or in part at any time on or before 12:00 noon, New York City time, on the business day before the Firm Shares Closing Date (as defined below), and on one or more occasions thereafter within 30 days after the date of this Agreement, in each case upon written, facsimile or telegraphic notice, or oral or telephonic notice confirmed by written, facsimile or telegraphic notice, by the Representatives to the Company no later than 12:00 noon, New York City time, on the business day before the Firm Shares Closing Date or at least two business days before the Option Shares Closing Date (as defined below), as the case may be, setting forth the number of Option Shares to be purchased and the time and date (if other than the Firm Shares Closing Date) of such purchase.

                    2. DELIVERY AND PAYMENT. Delivery by the Company of the Firm Shares to the Representatives for the respective accounts of the Underwriters, and payment of the purchase price by certified or official bank check or checks payable in New York Clearing House (next day) funds to the Company, shall take place at the offices of Oppenheimer & Co., Inc., at Oppenheimer Tower, World Financial Center, New York, New York 10281, at 10:00 a.m., New York City time, on the [third] [fourth] business day following the date of this Agreement, or at such time on such other date, not later than 10 business days after the date of this Agreement, as shall be agreed upon by the Company and the Representatives (such time and date of delivery and payment are called the "Firm Shares Closing Date").

                      In the event the option with respect to the Option Shares is exercised in whole or in part on one or more occasions, delivery by the Company of the Option Shares to the Representatives for the respective accounts of the Underwriters and payment of the purchase price by certified or official bank check or checks payable in New York Clearing House (next day) funds to the Company shall take place at the offices of Oppenheimer & Co., Inc. specified above, at the time and on the date (which may be the same date as, but in no event shall be earlier than, the Firm Shares Closing Date) specified in the notice referred to in Section 1(b) (such time and date of delivery and payment are called the "Option Shares Closing Date"). The Firm Shares Closing Date and the Option Shares Closing Date are called, individually, a "Closing Date" and, together, the "Closing Dates."

                      Certificates evidencing the Shares shall be registered in such names and shall be in such denominations as the Representatives shall request at least two full business days before the Firm Shares Closing Date or, in the case of Option Shares, on the day of notice of exercise of the option as described in Section l(b) and shall be made available to the Representatives for checking and packaging, at such place as is designated by the Representatives, at least 24 hours prior to the Firm Shares Closing Date (or the Option Shares Closing Date in the case of the Option Shares).

                      3. REGISTRATION STATEMENT AND PROSPECTUS; PUBLIC OFFERING.The Company has prepared in conformity with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the published rules and regulations thereunder (the "Rules") adopted by the Securities and Exchange Commission (the "Commission") a Registration Statement (as hereinafter defined) on Form S-1 (No. 333- 03614), including a preliminary prospectus relating to the Shares, and has filed with the Commission the Registration Statement and such amendments thereof as may have been required to the date of this Agreement. Copies of such Registration Statement (including all amendments thereof) and of the related preliminary prospectus have previously been delivered by the Company to you as the representatives of the Underwriters. The term "preliminary prospectus" means any preliminary prospectus (as described in Rule 430 of the Rules) included at any time as a part of the Registration Statement and any preliminary prospectus filed by the Company with the consent of the Representatives pursuant to Rule 424(a) of the Rules. The Registration Statement as amended at the time and on the date it becomes effective (the "Effective Date"), including all exhibits and information, if any, deemed to be part of the Registration Statement pursuant to Rule 424(b), Rule 434 and Rule 430A of the Rules, is called the "Registration Statement." The term "Prospectus" means the prospectus in the form first used to confirm sales of the Shares (whether such prospectus was included in the Registration Statement at the time of effectiveness or was subsequently filed with the Commission pursuant to Rule 424(b) of the Rules) or if the Company relies on Rule 434 under the Securities Act, the "Term Sheet" relating to the Shares, together with the preliminary prospectus that such Term Sheet supplements. "Term Sheet" means any term sheet that satisfies the requirements of Rule 434 under the Securities Act.

                      The Company understands that the Underwriters propose to make a public offering of the Shares, as set forth in and pursuant to the Prospectus, as soon after the Effective Date and the date of this Agreement as the Representatives deem advisable. The Company hereby confirms that the Underwriters and dealers have been authorized to distribute or cause to be distributed each preliminary prospectus and are authorized to distribute the Prospectus (as from time to time amended or supplemented if the Company furnishes amendments or supplements thereto to the Underwriters).

                      4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to each Underwriter as follows:

                      (a) On the Effective Date the Registration Statement
             complied, and on the date of the Prospectus, on the date any post-effective amendment to the Registration Statement shall become effective, on the date any supplement or amendment to the Prospectus is filed with the Commission and on each Closing Date, the Registration Statement and the Prospectus (and any amendment thereof or supplement thereto) will comply, in all material respects, with the applicable provisions of the Securities Act and the Rules and the Company's Registration Statement on Form 8-A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), will be effective and will comply in all material respects with the Exchange Act and the rules and regulations of the Commission thereunder; the Registration Statement did not, as of the Effective Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and on the other dates referred to above neither the Registration Statement nor the Prospectus, nor any amendment thereof or supplement thereto, will contain any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No order preventing or suspending the use of any preliminary prospectus has been issued by the Commission or any state of the United States or other United States or foreign regulatory body. When each related preliminary prospectus was filed with the Commission (whether filed as part of the Registration Statement or any amendment thereto or pursuant to Rule 424(a) of the Rules) and when any amendment thereof or supplement thereto was filed with the Commission, such preliminary prospectus or amendment thereof or supplement thereto complied in all material respects with the applicable provisions of the Securities Act and the Rules and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the Company makes no representation or warranty as to the paragraph with respect to stabilization on the inside front cover page of the Prospectus and the statements contained in the first, second and sixth paragraphs under the caption "Underwriting" in the Prospectus. The Company acknowledges that the statements referred to in the previous sentence constitute the only information furnished in writing by the Representatives on behalf of the several Underwriters specifically for inclusion in the Registration Statement, any preliminary prospectus or the Prospectus.

                      (b) The consolidated financial statements of the Company
             (including all notes and schedules thereto) and the financial statements of the ANCIRC joint venture ("ANCIRC")(including the notes thereto) included in the Registration Statement and Prospectus present fairly the financial position, the statements of operations, shareholders' equity, or partners' deficit and cash flows and the other information purported to be shown therein of the Company and its subsidiaries, Anda Generics, Inc., Andrx Pharmaceuticals, Inc. Quala Med, Inc. and SR Six, Inc. (the "Subsidiaries") and ANCIRC, at the respective dates and for the respective periods to which they apply; and such financial statements (including all notes and schedules thereto) have been prepared in conformity with generally accepted accounting principles, consistently applied throughout the periods involved, and all adjustments necessary for a fair presentation of the results for such periods have been made. The other financial and statistical information and data set forth in the Registration Statement and the Prospectus is accurately presented and, to the extent such information and data is derived from the financial statements and books and records of the Company and the Subsidiaries or

             ANCIRC, is prepared on a basis consistent with such financial statements and books and records.

                      (c) Arthur Andersen LLP, whose reports are filed with the
             Commission as a part of the Registration Statement, are and, during the periods covered by their reports, were independent public accountants with respect to the Company and ANCIRC as required by the Securities Act and the Rules.

                      (d) Each of the Company and the Subsidiaries has been duly incorporated and is a validly existing corporation in good standing under the laws of the jurisdictions in which each is incorporated. Other than the Subsidiaries or as described in the Prospectus, the Company has no subsidiaries and does not control, directly or indirectly, any corporation, partnership, joint venture, association or other business organization. Each of the Company and the Subsidiaries is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its assets or properties (owned, leased or licensed) or the nature of its business makes such qualification necessary, except for such jurisdictions where the failure to so qualify would not have a material adverse effect on the assets or properties, business, results of operations or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole (a "Material Adverse Effect"). Except as disclosed in the Registration Statement and the Prospectus, neither the Company nor any of the Subsidiaries own, leases or licenses any material asset or property or conducts any material business outside the United States of America. Each of the Company and the Subsidiaries has all requisite corporate power and authority, and all necessary authorizations, approvals, consents, orders, licenses, certificates and permits of and from all governmental or regulatory bodies or any other person or entity, to own, lease and license its assets and properties and conduct its businesses as now being conducted and as described in the Registration Statement and the Prospectus except for such authorizations, approvals, consents, orders, licenses, certificates and permits the failure to so obtain would not have a Material Adverse Effect; no such authorization, approval, consent, order, license, certificate or permit contains a materially burdensome restriction other than as disclosed in the Registration Statement and the Prospectus; and the Company has all such corporate power and authority, and such authorizations, approvals, consents, orders, licenses, certificates and permits to enter into, deliver and perform this Agreement and to issue and sell the Shares (except as may be required under the Securities Act and state and foreign Blue sky laws).

                      (e) The Company and the Subsidiaries own or possess
             adequate and enforceable rights to use all patents, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, know- how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other similar rights and proprietary knowledge (collectively, "Intangibles") necessary for or incidental to the conduct of their business as described in the Registration Statement and the Prospectus. Except as disclosed in the Registration Statement and the Prospectus, neither the Company nor any of the Subsidiaries has received any notice of, and to their best knowledge is not aware of, any infringement of or conflict with asserted rights of others with respect to any Intangibles which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect and neither the Company nor any of the Subsidiaries knows of any reasonable basis therefor. Except as disclosed in the Registration Statement and the Prospectus, no Intangibles of the Company or the Subsidiaries are in dispute or are in any conflict with the right of any other person or entity and the Company and the Subsidiaries (A) have or will have the right (subject to applicable agreements, which agreements provide for use to the extent necessary and desirable for the conduct of its business as currently conducted and as proposed to be conducted) to use, free and clear of all liens, charges, claims, encumbrances, pledges, security interests, defects, restrictions or equities of any kind whatsoever all licenses and rights to the Intangibles used in the conduct of their business as now conducted or proposed to be conducted without infringing upon or otherwise acting adversely to the right or claimed right of any other person and (B) are not or will not become, as the case may be, obligated or in any way liable for any payment by way of royalties, fees or otherwise to any owner or licensee of, or other claimant to, any Intangibles with respect to the use thereof or in connection with the conduct of their business or otherwise, except for any such payments, claims, uses, liens, charges, encumbrances, pledges, security interests, defects, restrictions and equities which would not have a Material Adverse Effect.

                      (f) The Company does not own any real property. Each of
             the Company and each of the Subsidiaries has good and marketable title to each of the items of personal property which are reflected in the financial statements referred to in Section 4(b) or are referred to in the Registration Statement and the Prospectus as being owned by it and valid and enforceable leasehold interests in each of the items of real and personal property which are referred to in the Registration Statement and the Prospectus as being leased by it, in each case free and clear of all liens, encumbrances, claims, security interests and defects, other than those described in the Registration Statement and the Prospectus and those which do not and will not have a Material Adverse Effect.

                      (g) Except as described in the Registration Statement and
             the Prospectus there is no litigation or governmental or other proceeding or investigation before any court or before or by any public body or board pending or, to the Company's best knowledge, threatened (and the Company does not know of any reasonable basis therefor) against, or involving the assets, properties or business of, the Company or any of the Subsidiaries which could have a Material Adverse Effect.

                      (h) Subsequent to the respective dates as of which
             information is given in the Registration Statement and the Prospectus, except as described therein, (i) there has not been any material adverse change in the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Company or any of the Subsidiaries, whether or not arising from transactions in the ordinary course of business;
             (ii) neither the Company nor any of the Subsidiaries has sustained any material loss or interference with its assets, businesses or properties (whether owned, leased or licensed) from fire, explosion, earthquake, flood or other calamity, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree; (iii) the inventories reflected in the consolidated financial statements of the Company and the Subsidiaries filed with and as part of the Registration Statement and the Prospectus are currently and readily merchantable in all material respects, containing no material amount of slow moving, obsolete or damaged goods which have not been written down in conformity with generally accepted accounting principles applied on a basis consistent with prior periods; and
             (iv) the accounts receivables, net of allowances, reflected in the consolidated financial statements of the Company and the Subsidiaries filed with and as a part of the Registration Statement and the Prospectus are, except to the extent heretofore collected, fully collectible and subject to no material counterclaims or set-offs; and since the date of the latest balance sheet included in the Registration Statement and the Prospectus, except as reflected therein, neither the Company nor any of the Subsidiaries has (1) issued any securities (other than the grant of stock options and Shares issued upon exercise of stock options or warrants described in the Registration Statement and Prospectus) or incurred any liability or obligation, direct or contingent, for borrowed money, except such liabilities or obligations incurred in the ordinary course of business, (2) entered into any transaction not in the ordinary course of business or (3) declared or paid any dividend or made any distribution on any shares of its stock or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or otherwise acquire any shares of its stock.

                      (i) There is no document or contract of a character
             required to be described in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required. Each agreement listed in the Exhibits to the Registration Statement is in full force and effect and is valid and enforceable by and against the Company or the Subsidiaries, as the case may be, in accordance with its terms, assuming the due authorization, execution and delivery thereof by each of the other parties thereto. Neither the Company, any of the Subsidiaries nor to the best of the Company's knowledge, any other party is in default in the observance or performance of any term or obligation to be performed by it under any such agreement, and no event has occurred which with notice or lapse of time or both would constitute such a default, in any such case which default or event would have a Material Adverse Effect. No default exists, and no event has occurred which with notice or lapse of time or both would constitute a default, in the due performance and observance of any term,
                                      -7-
             covenant or condition, by the Company or any of the Subsidiaries of any other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which it or its properties or business may be bound or affected which default or event would have a Material Adverse Effect.

                      (j) Neither the Company nor any of the Subsidiaries is in
             violation of any term or provision of its charter or by-laws, in each case amended to the date hereof, or of any franchise, license, permit, judgment, decree, order, statute, rule or regulation, where the consequences of such violation would have a Material Adverse Effect. Except as described in the Registration Statement or Prospectus, neither the Company nor any of the Subsidiaries intend to amend its charter or by-laws.

                      (k) Neither the execution, delivery and performance of
             this Agreement by the Company nor the consummation of any of the transactions contemplated hereby (including, without limitation, the issuance and sale by the Company of the Shares) will give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or require any consent or waiver under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any of the Subsidiaries pursuant to the terms of, any indenture, mortgage, deed of trust or other material agreement or instrument to which the Company or any of the Subsidiaries is a party or by which it or any of its material properties or businesses is bound, or any material franchise, license, permit, judgment, decree, order, statute, rule or regulation applicable to the Company or any of the Subsidiaries or violate any provision of the charter or by-laws of the Company any of or the Subsidiaries, except for such consents or waivers which have already been obtained and are in full force and effect. No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the issue and sale of the Shares or the consummation of the other transactions contemplated by this Agreement, except the registration under the Securities Act of the Shares, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters.

                      (l) The authorized, issued and outstanding capital stock
             of the Company and the capital stock reserved or committed for issuance is as set forth under the captions "Capitalization" and "Description of Capital Stock" in the Prospectus. All of the outstanding shares of Common Stock have been duly and validly issued and are fully paid and nonassessable and none of them was issued in violation of any preemptive or other similar right or any Federal or state securities laws. The Shares, when issued and sold pursuant to this Agreement, will be duly and validly issued, fully paid and nonassessable and none of them will be issued in violation of any preemptive or other similar right or any Federal or state securities laws. Except as disclosed in the Registration Statement and the Prospectus, there is no outstanding option, warrant or other right calling for the issuance of, and there is no commitment, plan or arrangement to issue, any share of stock of the Company or any security convertible into, or exercisable or exchangeable for, such stock. The Common Stock, the Shares and each other authorized class of capital stock of the Company and all warrants and securities convertible into classes of capital stock of the Company, conform in all material respects to all statements in relation thereto contained in the Registration Statement and the Prospectus. The Company has a sufficient number of authorized but unissued shares of Common Stock to enable the Company to issue, without further shareholder action, all the Shares to be sold by the Company.

                      (m) As of the date hereof, and as of each Closing Date,
             all of the outstanding shares of capital stock of each of the Subsidiaries is duly and validly authorized and issued, is fully paid and non-assessable and is owned by the Company free and clear of all liens, encumbrances, equities or claims and there is no outstanding option, warrant or other right calling for the issuance of, and there is no commitment, plan or arrangement to issue any share of capital stock any of the Subsidiaries or any security convertible or exchangeable or exercisable for capital stock of any of the Subsidiaries, except as otherwise described in the Registration Statement and Prospectus.

                      (n) ANCIRC, an unincorporated joint venture that is owned
             50% by the Company and 50% by Circa Pharmaceuticals, Inc., has not sustained since December 31, 1995, any loss or interference with its business, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, which loss or interference would have a material adverse effect on ANCIRC; since the respective dates as of which information is given in the Registration Statement and the Prospectus there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, research and development activities, regulatory filings or other business operations of ANCIRC, otherwise than as set forth or contemplated in the Prospectus; the Company owns a 50% equity interest in ANCIRC free and clear of all liens, equities or claims, ANCIRC has good and marketable title in fee simple to all personal property owned by it free and clear of all liens, encumbrances and defects except such as are described or contemplated by the Registration Statement or the Prospectus or as are not material individually or in the aggregate; ANCIRC has all necessary power and authority, and all government authorizations, permits and approvals, required to conduct its business as described in the Registration Statement and in the Prospectus except for such government authorizations, permits and approvals that the failure to obtain would not have a Material Adverse Effect; and except as described in the Prospectus there are no outstanding options, warrants or other rights calling for the issuance of, and there are no commitments, plans or arrangements to issue, any other equity interest in ANCIRC.

                      (o) Except as disclosed in the Prospectus, no holder of
             any security of the Company has the right to have any security owned by such holder included in the Registration Statement or to demand registration of any security owned by such holder during the period ending 180 days after the date of this Agreement. The provisions of all registration rights agreements described in the Prospectus have been fully complied with or waived and the sale of the Shares pursuant to this Agreement will not conflict with any such registration rights, except such as have been fully complied with or waived. Shareholders of the Company holding at least an aggregate of 10,000,000 shares of the Common Stock, including all shareholders owning 5% or more of the Common Stock and each director and executive officer of the Company, have delivered to the Representatives their enforceable written agreements that they will not, for a period of 180 days after the date of this Agreement, offer for sale, sell, distribute, grant any option for the sale of, or otherwise dispose of, directly or indirectly, or exercise any registration rights with respect to, any shares of Common Stock (or any securities convertible into, exercisable for, or exchangeable for any shares of Common Stock) owned by them, without the prior written consent of Oppenheimer & Co., Inc. on behalf of the several Underwriters.

                      (p) All necessary corporate action has been duly and validly taken by the Company to authorize the execution, delivery and performance of this Agreement and the issuance and sale of the Shares by the Company. This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes and will constitute a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its respective terms, except (i) as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles and (ii) to the extent that rights to indemnity or contribution under this Agreement may be limited by Federal and state securities laws or the public policy underlying such laws.

                      (q) Neither the Company nor any of the Subsidiaries is involved in any labor dispute nor, to the best knowledge of the Company, is any such dispute threatened, which dispute could have a Material Adverse Effect. Except as set forth in the Registration Statement and Prospectus, neither the Company nor any of the Subsidiaries has violated any applicable safety or similar law applicable to its business nor any Federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable Federal or state wages and hours law, nor any provisions of the Employee Retirement Income Security Act or the rules and regulations promulgated thereunder, the violation of any of which could have a Material Adverse Effect.

                      (r) No transaction has occurred between or among the Company or any of the Subsidiaries and any of their officers or directors or any affiliate or affiliates of any such officer or director that is required to be described in and is not described in the Registration Statement and the Prospectus.

                      (s) Neither the Company nor any of the Subsidiaries have
             taken, nor will any of them take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of any of the Shares.

                      (t) Neither the Company nor any of the Subsidiaries have
             ever been denied a license, permit or authorization material to the operation of their respective businesses, and the operating practices and procedures of the Company and each of the Subsidiaries are in material compliance with all applicable Federal, state and local laws, rules and regulations.

                      (u) Except for matters which, individually or in the
             aggregate, could not have a Material Adverse Effect, (i) each of the Company and the Subsidiaries has obtained all permits, licenses and other authorizations which are required under the Environmental Laws (as defined below), (ii) each of the Company and the Subsidiaries is in full compliance with all terms and conditions of all permits, licenses and authorizations required under the Environmental Laws, (iii) each of the Company and the Subsidiaries is in full compliance with all limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the Environmental Laws or contained in any regulation, code, plan, consent or other order, decree, judgment, notice of violation or other notice, or demand letter issued, entered, promulgated or approved thereunder (collectively, the "Environmental Requirements"), (iv) no officer of the Company or any of the Subsidiaries is aware of nor has he or she received (A) notice (written or oral) from a governmental authority, citizens group, employee or otherwise that alleges that the Company is not in full compliance with one or more Environmental Requirements, or (B) notice (written or oral) respecting the Company of any past, present or future events, conditions, circumstances, activities, practices, incidents, actions or plans that may interfere with or prevent continued compliance with all Environmental Requirements, or that may give rise to any common law or other legal liability or otherwise form the basis of any claim, action, suit proceeding, hearing or investigation (each, an "Action"), based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge, release or threatened release, of any chemical, pollutant, contaminant, or hazardous or toxic material or waste or petroleum or petroleum products into ambient air, surface water, ground water or land, and (v) there is no Action relating to any Environmental Requirement pending or, to the best knowledge of the Company threatened against or affecting (A) the Company or any of the Subsidiaries or their respective properties, or (B) any person or entity whose liability for such Action has or may have been retained or assumed either contractually or by operation of law by the Company or any of the Subsidiaries. "Environmental Laws" shall mean Federal, state and local laws relating to pollution or protection of human health or the environment, including, without limitation, laws (including the common law) relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants or hazardous or toxic materials or wastes or petroleum or petroleum products into ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of chemicals, pollutants, contaminants or hazardous or toxic materials or wastes or petroleum or petroleum products.

                      (v) (i) Except as described in the Registration Statement
             or the Prospectus, there is no action, suit, investigation or proceeding pending or to the knowledge of the Company threatened before or by any Federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, including, without limitation, the Commission, the Food and Drug Administration (the "FDA"), the Drug Enforcement Administration (the "DEA") or the Department of Justice (the "DOJ"), or arbitrator to which the Company or any of the Subsidiaries is or may become a party or of which any property of the Company or any of the Subsidiaries is subject or affected that
             (A) might affect the consummation of the transactions contemplated under this Agreement, including the issuance or validity of the Shares, (B) might have a Material Adverse Effect, (C) is required to be disclosed in the Registration Statement or the Prospectus or
             (D) relates to a material violation of the Federal Food, Drug, and Cosmetic Act (the "FDC") (and each state's equivalent of said act), the Federal Controlled Substances Act (and each state's equivalent of such act) (collectively, the "CSA"), or any regulations promulgated thereunder which violations might have a Material Adverse Effect. All pending legal or governmental proceedings to which the Company or any of the Subsidiaries is a party or of which any of their respective properties are subject or affected which are not described in the Prospectus, including ordinary routine litigation incidental to the business, would not have a Material Adverse Effect.

                              (ii) The Company has not received any notice, or
             warning letter from the FDA, the DEA or the DOJ, that any product ever manufactured or marketed by the Company or any of the Subsidiaries is, or is alleged to be, an unapproved, adulterated or misbranded drug or controlled substance including, without limitation, (1) an order or request from the FDA, the DEA or the DOJ or other authorized governmental or regulatory body that the Company or any of the Subsidiaries recall or withdraw from the market or cease to market any product sold or manufactured by the Company, other than product recalls of products marketed by Anda Generics which have had no Material Adverse Effect or (2) a lawsuit filed by the United States with respect to any product sold or manufactured by the Company or against the Company or any of the Subsidiaries or any of their respective officers, directors or employees alleging that any other Company's products is an unapproved, adulterated or misbranded drug or controlled substance, or (3) an order from the FDA debarring the Company or any of its Subsidiaries or any of their respective officers, directors or employees from submitting or participating in the submission of abbreviated new drug applications (the "ANDAs").

                              (iii) Except as disclosed in the Registration
             Statement and Prospectus, the Company has not been served with any complaint or received any other notice of lawsuits, arbitrations, legal or administrative or regulatory proceedings, charges, complaints or investigations by any state regulatory agency against or pending against or relating to any Permits (as hereinafter defined). There have not been any drug application withdrawals, product recalls or similar actions by the Company. All pre-clinical and clinical studies conducted by or on behalf of the Company as well as all manufacturing, labeling, and distribution of materials related to all drug development activities, have been conducted in compliance in all material respects with applicable FDA and DEA rules and regulations, including but not limited to the FDA's good laboratory practice and good manufacturing practice requirements. Neither the Company nor any of the Subsidiaries, nor any of their respective officers, directors or employees have been debarred by the FDA from submitting or participating in the submission of ANDAs. The FDA has not refused to file any ANDA submitted by the Company.

                              (iv) The Company is not aware that any of the products sold or being developed by the Company are unsafe or inefficacious.

                      (w) (i) The Company and each of the Subsidiaries have such licenses, permits and other approvals or authorizations of and from governmental or regulatory authorities ("Permits") as are materially necessary under applicable law to own their respective properties and to conduct their respective businesses in the manner now being conducted and as described in the Registration Statement and the Prospectus, including, but not limited to state drug wholesale distributor registrations, licenses or permits and letters of reference to drug master files established by other companies, except such Permits which individually or in the aggregate could not have a Material Adverse Effect; and the Company and each of the Subsidiaries have fulfilled and performed all of their respective obligations with respect to such Permits, and no event has occurred which allows, or after notice or lapse of time or both would allow, revocation or termination thereof or result in any other material impairment of the rights of the holder of any such Permits except such Permits which individually or in the aggregate could not have a Material Adverse Effect. Neither the Company nor any of the Subsidiaries has ever been denied a Permit of the type referred to in this Section 4(x).

                              (ii) All necessary new drug applications (the
             "NDAs"), ANDAs, investigational new drug applications (the "INDs"), premarket approval applications and amendments and/or supplements thereto, as required by the FDC Act, the regulations of the FDA adopted thereunder, and any policies issued by the FDA in connection with such INDs, NDAs, or ANDAs, premarket approval applications and amendments and/or supplements thereto, have been filed with the FDA for the Company's proposed generic controlled release versions of Cardizem CD and Dilacor XR.

                      (x) Each of the Company and the Subsidiaries has timely
             filed all Federal, state, local and foreign tax returns which are required to be filed through the date hereof, or has received extensions thereof, and has paid all taxes shown on such returns and all assessments received by it to the extent that the same are material and have become due. Neither the Company nor any subsidiary has any knowledge, nor any reasonable grounds to know, of any tax deficiencies which would have a Material Adverse Effect; each of the Company and the Subsidiaries has paid all taxes which have become due, whether pursuant to any assessment, or otherwise, and there is no further liability (whether or not disclosed on such returns) or assessment for any such tax, and no interest or penalties accrued or accruing with respect thereto, except as may be set forth or adequately reserved for in the consolidated financial statements included in the Registration Statement and the Prospectus; the amounts currently set up as provisions for taxes or otherwise by the Company and the Subsidiaries on their books and records are sufficient for the payment of all their unpaid federal, foreign, state, county and local taxes accrued through the dates as of which they speak, and for which the Company and the Subsidiaries may be liable in their own right, or as a transferee of the assets of, or as successor to any other corporation, association, partnership, joint venture or other entity.

                      (y) The Company and each of the Subsidiaries are insured
             by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged; and neither the Company nor any of the Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

                      (z) The books, records and accounts of the Company and
             ANCIRC, respectively, accurately and fairly reflect, in reasonable detail, the transactions in, and dispositions of, the assets of, and the results of operations of, the Company or ANCIRC, as the case may be. The Company, each of the Subsidiaries and ANCIRC maintain a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management's general or specific authorizations;
             (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                      (aa) The Shares have been duly authorized for quotation on the Nasdaq National Market.

                      (bb) The Company is not an "Investment Company" within the meaning of the Investment Company Act of 1940.

                      (cc) Neither the Company nor any of the Subsidiaries nor,
             to the Company's knowledge, any employee or agent of the Company or any of the Subsidiaries have made any payment of funds of the Company or any of the Subsidiaries or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Registration Statement and Prospectus.

                      5. CONDITIONS OF THE UNDERWRITERS' OBLIGATIONS. The obligations of the Underwriters under this Agreement are several and not joint. The respective obligations of the Underwriters to purchase the Shares are subject to each of the following terms and conditions:

                      (a) The Prospectus shall have been timely filed with the
             Commission in accordance with Section 6(a) of this Agreement.

                      (b) No order preventing or suspending the use of any
             preliminary prospectus or the Prospectus shall have been or shall be in effect and no order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the Commission, and any requests for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of the Representatives.

                      (c) The representations and warranties of the Company
             contained in this Agreement and in the certificates delivered pursuant to Section 5(d) shall be true and correct when made and on and as of each Closing Date as if made on such date, and the Company shall have performed all covenants and agreements and satisfied all the conditions contained in this Agreement required to be performed or satisfied by it at or before such Closing Date.

                      (d) The Representatives shall have received on each Closing Date a certificate, addressed to the Representatives and dated such Closing Date, of the chief executive officer and the chief financial officer of the Company to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus and this Agreement and that the representations and warranties of the Company in this Agreement are true and correct on and as of such Closing Date with the same effect as if made on such Closing Date and the Company has performed all covenants and agreements and satisfied all conditions contained in this Agreement required to be performed or satisfied by it at or prior to such Closing Date.

                      (e) The Representatives shall have received at the time
             this Agreement is executed and on each Closing Date a signed letter from Arthur Andersen LLP addressed to the Representatives and dated, respectively, the date of this Agreement and each such Closing Date, in form and substance reasonably satisfactory to the Representatives, confirming that they are independent accountants with respect to each of the Company and ANCIRC within the meaning of the Securities Act and the Rules, that the response to Item 10 of the Registration Statement is correct insofar as it relates to them and stating in effect that:

                              (i) in their opinion the consolidated financial
                      statements and the consolidated financial statement schedule of the Company and the financial statements of ANCIRC included in the Registration Statement and the Prospectus audited and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Rules;

                              (ii) on the basis of a reading of the amounts
                      included in the Registration Statement and the Prospectus under the headings "Summary Consolidated Financial Information" and "Selected Consolidated Financial Data," carrying out certain procedures, including a reading of the latest available interim consolidated financial statements of the Company and the Subsidiaries and interim financial statements of ANCIRC (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter, a reading of the minutes of the meetings of the shareholders and directors of the Company and the Subsidiaries and ANCIRC, and inquiries of certain officials of the Company and the Subsidiaries and meetings of partners or other similar meetings of ANCIRC who have responsibility for financial and accounting matters of the Company and the Subsidiaries and ANCIRC as to transactions and events subsequent to the date of the latest audited financial statements, except as disclosed in the Registration Statement and the Prospectus, nothing came to their attention which caused them to believe that (A) the amounts in "Summary Consolidated Financial Information" and "Selected Consolidated Financial Data" included in the Registration Statement and the Prospectus do not agree with the corresponding amounts in the audited and unaudited consolidated financial statements from which such amounts were derived; (B) the unaudited consolidated financial statements of the Company and the Subsidiaries and the unaudited financial statements of ANCIRC included in the Registration Statement and the Prospectus do not comply as to form in all materials respects with the applicable accounting requirements of the Securities Act and the Rules or are not fairly presented in conformity with generally accepted accounting principles applied on a basis consistent with that of the audited consolidated financial statements included in the Registration Statement and the Prospectus; and (C) during the period from April 1, 1996 to a specified date not more than five days prior to the date of such letter there was any change in the consolidated capital stock or consolidated debt of the Company and its Subsidiaries, or any decrease in the consolidated current assets or consolidated total assets or consolidated stockholders' equity of the Company and its Subsidiaries, each as compared with the amounts shown in the balance sheet as of March 31, 1996, included in the Registration Statement or any decrease from April 1, 1996 to the specified date, on a proportional basis with the fiscal quarter ended March 31, 1996, in total revenue or gross profit or any increase in loss from operations, net loss or net loss per share, except in all instances for changes, decreases or increases which the Registration Statement and the Prospectus disclose have occurred or may occur and except for such other changes, decreases or increases which you shall in your sole discretion accept; and

                              (iii) they have performed certain other procedures
                      as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company) set forth in the Registration Statement and the Prospectus and specified by the Representatives agrees with the accounting records of the Company and the Subsidiaries and ANCIRC.

             References to the Registration Statement and the Prospectus in this paragraph (e) are to such documents as amended and supplemented at the date of the letter.

                      (f) The Representatives shall have received on each
             Closing Date from Broad and Cassel, counsel for the Company, an opinion, addressed to the Representatives and dated such Closing Date, and stating in effect that:

                              (i) The Company is duly incorporated and is
                      validly existing in good standing under the laws of the State of Florida. To the best of such counsel's knowledge, the Company has no subsidiaries other than the Subsidiaries and ANCIRC, and, except as disclosed in the Prospectus and the Registration Statement, does not control, directly or indirectly, any corporation, partnership, joint venture, association or other business organization. The Company is duly qualified and in good standing as a foreign corporation in each jurisdiction in which, to the best of such counsel's knowledge, the character or location of its assets or properties (owned, leased or licensed) or the nature of its businesses makes such qualification necessary, except for such jurisdictions where the failure to so qualify would not, independently or collectively, have a Material Adverse Effect.
                                       -17-

                              (ii) Each of the Subsidiaries is duly incorporated
                      and validly existing in good standing under the laws of the State of Florida, and is duly qualified and in good standing in each jurisdiction in which, to such counsel's knowledge, the character or location of its assets or properties (owned, leased or licensed) or the nature of its business makes such qualification necessary, except for such jurisdictions where the failure to so qualify would not, independently or collectively, have a material adverse effect on its assets, properties, business, results of operations, prospects or condition (financial or otherwise); and each of the Subsidiaries has all requisite corporate power and authority to conduct its business as now being conducted and as described in the Registration Statement and Prospectus;

                              (iii) Each of the Company and the Subsidiaries has
                      all requisite corporate power and authority to own, lease and license its assets and properties and conduct its business as now being conducted and as described in the Registration Statement and the Prospectus; and the Company has all requisite corporate power and authority and all necessary authorizations, approvals, consents, orders, licenses, certificates and permits to enter into, deliver and perform this Agreement and to issue and sell the Shares other than those required under the Securities Act and state and foreign Blue Sky laws and those which, if not obtained, would not have a Material Adverse Effect;

                              (iv) The Company has authorized and issued capital
                      stock as described in the Registration Statement and the Prospectus; the certificates evidencing the Shares are in due and proper legal form and have been duly authorized for issuance by the Company; all of the outstanding shares of Common Stock of the Company reflected in the Registration Statement and Prospectus have been duly and validly authorized and have been duly and validly issued and are fully paid and nonassessable and none of them was issued in violation of any statutory preemptive or other similar statutory right. The Shares when issued and sold pursuant to this Agreement will be duly and validly issued, outstanding, fully paid and nonassessable and none of them will have been issued in violation of any statutory preemptive or other similar statutory right. The provisions of all registration rights, described in the Prospectus or otherwise, have been complied with or waived and the sale of the Shares pursuant to this Agreement will not conflict with any such registration rights. To the best of such counsel's knowledge, except as disclosed in the Registration Statement and the Prospectus, there is no outstanding option, warrant or other right calling for the issuance of, and no commitment, plan or arrangement to issue, any share of stock of the Company or any security convertible into, exercisable for, or exchangeable for stock of the Company. The Common Stock and the Shares conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus. The Company has a sufficient number of authorized but unissued shares of Common Stock to enable the Company to issue, without further shareholder action, all the Shares to be sold by the Company.

                              (v) All of the outstanding shares of capital stock
                      of each of the Subsidiaries are duly and validly authorized and issued, are fully paid and non-assessable and, except as otherwise described in the Registration Statement and Prospectus, are owned by the Company and, to the best knowledge of counsel, there is no outstanding option, warrant or other right calling for the issuance of, and there is no commitment, plan or arrangement to issue any share of capital stock of any of the Subsidiaries or any security convertible or exchangeable or exercisable or capital stock of any of the Subsidiaries, except as otherwise described in the Registration Statement and Prospectus;

                              (vi) The Company has all requisite corporate power
                      and authority to execute and deliver this Agreement and to perform its obligations under this Agreement. All necessary corporate action has been duly and validly taken by the Company to authorize the execution, delivery and performance of this Agreement and the issuance and sale of the Shares by the Company. This Agreement has been duly and validly authorized, executed and delivered by the Company, and this Agreement constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (A) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles and
                      (B) to the extent that rights to indemnity or contribution under this Agreement may be limited by federal or state securities laws or the public policy underlying such laws.

                              (vii) Neither the execution, delivery and
                      performance of this Agreement by the Company nor the consummation of any of the transactions contemplated hereby (including, without limitation, the issuance and sale by the Company of the Shares) will give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or any event which with notice or lapse of time, or both, would constitute a default) under, or require consent or waiver under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any of the Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, note or other material agreement or instrument of which such counsel is aware and to which the Company or any subsidiary is a party or by which any of them or any of their properties or businesses is bound, or any material franchise, license, permit, judgment, decree, order, statute, rule or regulation of which such counsel is aware or violate any provision of the charter or by-laws of the Company or any Subsidiary.

                              (viii) The Common Stock, including the Shares, has
                      been approved for quotation on the Nasdaq National Market subject to official notice of listing of the Shares.

                              (ix) To the best of such counsel's knowledge, no
                      default exists, and no event has occurred which with notice or lapse of time, or both, would constitute a default, in the due performance and observance of any term, covenant or condition by the Company or any of the Subsidiaries of any indenture, mortgage, deed of trust, note or any other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which it or any of its assets or properties or businesses may be bound or affected, where the consequences of such default would have a Material Adverse Effect.

                              (x) To the best of such counsel's knowledge, neither the Company nor any of the Subsidiaries is in violation of any term or provision of its charter or by-laws.

                              (xi) No consent, approval, authorization or order
                      of any court or governmental agency or body is required for the performance of this Agreement by the Company or the consummation of the transactions contemplated hereby, except such as have been obtained under the Securities Act and such as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the several Underwriters (as to which such counsel need express no opinion) and such as may be required under the rules of the National Association of Securities Dealers, Inc. with respect to the underwriting arrangements reflected in this Agreement (as to which such counsel need express no opinion).

                              (xii) Except as described in the Registration
                      Statement and the Prospectus, to the best of such counsel's knowledge, there is no litigation or governmental or other proceeding or investigation, before any court or before or by any public body or board pending or threatened against, or involving the assets, properties or businesses of, the Company or any of the Subsidiaries which would have a Material Adverse Effect.

                              (xiii) All contracts and other documents,
                      statutes, legal or governmental proceedings required to be filed as exhibits to, or described in, the Registration Statement have been so filed with the Commission or are fairly described in the Registration Statement, as the case may be.
                                      -20-

                              (xiv) Except as described in the Registration
                      Statement and Prospectus, to the best of such counsel's knowledge, none of the Company's subsidiaries is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary's capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary's property or assets to the Company or any other subsidiary of the Company.

                              (xv) The Registration Statement, all preliminary
                      prospectuses and the Prospectus and each amendment or supplement thereto (except for the financial statements and schedules and other financial and accounting data included therein, as to which such counsel need expresses no opinion) comply as to form in all material respects with the requirements of the Securities Act and the Rules.

                              (xvi) The Registration Statement has become
                      effective under the Securities Act and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are threatened, pending or contemplated; and any required filing of the Prospectus, pursuant to Rule 424(b) of the Rules has been made in accordance with the provisions thereof.

                              (xvii) The registration of the Common Stock under
                      Section 12(g) of the Exchange Act has become effective.

                              (xviii) The Company is not an "Investment Company"
                      within the meaning of the Investment Company Act of 1940.

                      To the extent deemed advisable by such counsel, they may rely as to matters of fact on certificates of responsible officers of the Company and public officials and on the opinions of other counsel reasonably satisfactory to the Representatives as to matters which are governed by laws other than the laws of the State of Florida and the Federal laws of the United States; provided that such counsel shall state that in their opinion they know of no reason why the Underwriters and they are not justified in relying on such other opinions. Copies of such certificates and other opinions shall be furnished to the Representatives and counsel for the Underwriters.

                      In addition, such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the Representatives and representatives of the independent certified public accountants of the Company, at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus (except as specified in the foregoing opinion), on the basis of the foregoing, no facts have come to the attention of such counsel that have caused such counsel to believe that the Registration Statement at the time it became effective (except with respect to the financial statements and notes and schedules thereto and other financial data, as to which such counsel need express no belief) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus as amended or supplemented (except with respect to the financial statements and notes schedules thereto and other financial data, as to which such counsel need express no belief) on the date thereof contained or at any Closing Date contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

             (g) The Representatives shall have received on each Closing Date from Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, P.A., special regulatory counsel for the Company, an opinion, addressed to the Representatives and dated such Closing Date, in form and substance satisfactory to Fulbright & Jaworski L.L.P., counsel to the Underwriters and stating in effect that:

                              (i) The statements under the captions "Risk
             Factors--Patent Litigation", "Risk Factors--Government Regulation" and "Business--Government Regulation," (collectively the "Regulatory Portion") in the Registration Statement and the Prospectus, to the extent that they reflect matters of law, summaries of law or regulations, or regulatory status, are correct in all material respects, subject to the qualifications set forth therein;

                              (ii) Nothing has come to the attention of such
             counsel that would lead such counsel to believe that the Regulatory Portion, (a) at the time the Registration Statement became effective, included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (b) as of the date of the Prospectus and as of the Closing Date or the Option Closing Date, as the case may be, includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

                              (iii) Nothing has come to the attention of such
             counsel that would lead such counsel to believe that any of the representations and warranties of the Company contained in Sections 4(v) or 4(w) of this Agreement are not true and correct; and

                              (iv) The Company's ANDAs with respect to the
             generic versions of Cardizem CD and Dilacor XR are in proper form and have been properly filed with the FDA and accepted for filing by the FDA.

                      In rendering such opinion, such counsel may rely as to factual matters upon certificates or written statements from officers of the Company or upon certifi- cates of public officials.

             (h) The Representatives shall have received on each Closing Date from Hedman, Gibson and Costigan, P.C., patent counsel for the Company an opinion, addressed to the Representatives and dated such Closing Date, in form and substance satisfactory to Fulbright & Jaworski L.L.P., counsel to the Underwriters and stating in effect that:

                              (i) The statements under the captions "Risk
                      Factors--Patent Litigation", "Risk Factors--Hoechst Litigation", "Risk Factors--Patents and Proprietary Rights" and "Business--Patents and Proprietary Rights," in the Registration Statement and the Prospectus, to the extent that they reflect matters of law, summaries of law or regulations, or patent status, are correct in all material respects, subject to the qualifications set forth therein; and such counsel do not know of any statutes, legal and governmental proceedings, contracts and other documents relating to the Company's patents and patent applications required to be described in the Prospectus that are not described as required;

                              (ii) The Company's patent applications prepared by
                      such counsel have been properly prepared and filed on behalf of the Company and, to the best of such counsel's knowledge, the Company's other patent applications have been properly prepared and filed on behalf of the Company; except as set forth in the Prospectus, each of the patents issued therefrom and the applications are held by the Company and to the best of such counsel's knowledge, no other entity or individual has any right or claim in any of the Company's patents, patent applications or any patent to be issued therefrom by virtue of any contract, license or other agreement known to such counsel, such counsel has no knowledge that the Company lacks or will be unable to obtain any rights or licenses to use all patents, patent rights and Intangibles necessary to conduct the business now or proposed to be conducted by the Company as described in the Prospectus, and such counsel is unaware of any facts which form a basis for a finding of unenforceability or invalidity of any of the patents, patent rights or other Intangibles owned by, licensed to or used by the Company;

                              (iii) To the best of such counsel's knowledge, the
                      Company owns or possesses sufficient or adequate rights to use all material patents necessary for the conduct of its business as described in the Prospectus;

                      (iv) Except as set forth in the Prospectus, to the best of such counsel's knowledge, (A) the Company has conducted its business without infringement of any patents, patent rights or other Intangibles of others and (B) the Company has not received any notice of any claim of infringement or violation of or conflict with rights or claims of others with respect to any patents, patent rights or other Intangibles owned by, licensed to or used by the Company; and such counsel is not aware of any research or licensing agreements, royalty arrangements, patents, patent rights or Intellectual Property of others which are infringed by the Company's products or processes;

                              (v) Except as set forth in the Prospectus, to the
                      best of such counsel's knowledge, there is not pending or threatened any action, suit or proceeding to which the Company is a party, before or by any court or governmental agency or body, relating to patents or patent rights or patent applications;

                              (vi) Nothing has come to the attention of such counsel which leads such counsel to believe that any of the claims in U.S. Patent Nos. 5,260,068, 5,260,069,
                      5,397,574, 5,419,917, 5,458,887, 5,458,888 and 5,472,708,
                      which are owned by the Company, are invalid over any issued patents known to such counsel;

                              (vii) The Company and the Subsidiaries are listed
                      in the records of the United States Patent and Trademark Office as the holder of record of each of the patents listed opposite its name on Schedule II to this Agreement (the "Patents") and each of the patent applications listed on such Schedule II (the "Applications") and to such counsel's knowledge, the Company and the Subsidiaries, as the case may be, are listed in the records of the appropriate foreign office as the sole holder of record of each of the foreign Patents and foreign Applications listed on said Schedule II. Such counsel knows of no claims of third parties to any ownership interest or lien with respect to any of the Patents of Applications. To such counsel's knowledge, none of the Applications has been rejected; and

                              (viii) Nothing has come to the attention of such
                      counsel that would lead such counsel to believe that any of the representations and warranties of the Company contained in Section 4(e) of this Agreement are not true and correct; and

                              (ix) Such counsel have reviewed the Registration
                      Statement and Prospectus, and any further amendments or supplements thereto made by the Company prior to the Closing Date, and insofar as they concern patents or patent rights, or other Intangibles or patent applications, such counsel have no reason to believe that either any part of the Registration Statement, when such part became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus and any amendment or supplement thereto, as of the date thereof, on the date of filing thereof with the Commission, and at the Closing Date, included an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

             (i) All proceedings taken in connection with the sale of the Firm Shares and the Option Shares as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and their counsel and the Underwriters shall have received from Fulbright & Jaworski L.L.P. a favorable opinion, addressed to the Representatives and dated such Closing Date, with respect to the Shares, the Registration Statement and the Prospectus, and such other related matters, as the Representatives may reasonably request, and the Company shall have furnished to Fulbright & Jaworski L.L.P. such documents as they may reasonably request for the purpose of enabling them to pass upon such matters. In rendering their opinion, such counsel may rely upon the opinion of Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, P.A. referred to above as to all matters of Florida law.

             (j) The Company shall have in place on the Closing Date an insurance policy which covers the Company as well as its directors and officers, covering potential liabilities under the Securities Act and the Exchange Act providing coverage of no less that $5,000,000 and a term of no less than one year from the date of this Agreement.

             (k) The Shares to be purchased on Closing Date by the Underwriters shall have been approved for quotation on the Nasdaq National Market.

             (l) Shareholders owning an aggregate of at least 10,000,000 shares, including all shareholders owning 5% or more of the Common Stock and all directors and officers of the Company, shall have agreed in writing, in form and substance satisfactory to the Representatives, that such person or entity will not, for a period 180 days after the date of this Agreement directly or indirectly, except with prior written consent of Oppenheimer & Co., Inc. offer, sell, grant any option to purchase, or otherwise dispose (or announce any offer, sale, grant of an option to purchase or other disposition) of any shares of Common Stock or any securities convertible into, or exchangeable or exercisable for, such shares of Common Stock.

             (m) The Representatives shall have been furnished with such additional documents and certificates as the Representatives or counsel for the Underwriters may reasonably request related to this Agreement and the transactions contemplated hereby.

             All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are satisfactory in form and substance to the Representatives and to counsel for the Underwriters, in each case in their reasonable judgment. The Company shall furnish to the Representatives conformed copies of such opinions, certificates, letters and other documents in such number as the Representatives shall reasonably request.

             6. COVENANTS OF THE COMPANY. The Company covenants and agrees as follows:

                      (a) The Company shall prepare the Prospectus in a form
             approved by the Representatives and file such Prospectus pursuant to Rule 424(b) or Rule 434 under the Securities Act within the time period required thereby following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act, and shall promptly advise the Representatives (i) when any amendment to the Registration Statement shall have become effective, (ii) of any request by the Commission for any amendment of the Registration Statement or the Prospectus or for any additional information, (iii) of the prevention or suspension of the use of any preliminary prospectus or the Prospectus or of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company shall not file any amendment of the Registration Statement or supplement to the Prospectus unless the Company has furnished the Representatives a copy for their review prior to filing and shall not file any such proposed amendment or supplement to which the Representatives reasonably object. The Company shall use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

                      (b) If, at any time when a prospectus relating to the
             Shares is required to be delivered under the Securities Act and the Rules, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the Securities Act or the Rules, the Company promptly shall prepare and file with the Commission, subject to the second sentence of Section 6(a), an amendment or supplement which shall correct such statement or omission or an amendment which shall effect such compliance.

                      (c) The Company shall make generally available to its
             security holders and to the Representatives as soon as practicable, but not later than 45 days after the end of the 12-month period beginning at the end of the fiscal quarter of the Company during which the Effective Date occurs (or 90 days if such 12-month period coincides with the Company's fiscal year), an earnings statement (which need not be audited) of the Company, covering such 12-month period, which shall satisfy the provisions of Section 11(a) of the Securities Act or Rule 158 of the Rules.

                      (d) The Company shall furnish to the Representatives and
             counsel for the Underwriters, without charge, signed copies of the Registration Statement (including all exhibits thereto and amendments thereof) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and all amendments thereof and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act or the Rules, as many copies of any preliminary prospectus and the Prospectus and any amendments thereof and supplements thereto as the Representatives may reasonably request.

                      (e) The Company shall cooperate with the Representatives
             and their counsel in endeavoring to qualify the Shares for offer and sale under the laws of such jurisdictions as the Representatives may designate and shall maintain such qualifications in effect so long as required for the distribution of the Shares; provided, however, that the Company shall not be required in connection therewith, as a condition thereof, to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation as doing business in any jurisdiction.

                      (f) For a period of five years after the date of this
             Agreement, the Company shall supply to the Representatives, and to each other Underwriter who may so request in writing, copies of such financial statements and other periodic and special reports as the Company may from time to time distribute generally to the holders of any class of its capital stock and to furnish to the Representatives a copy of each annual or other report it shall be required to file with the Commission (including the Report on Form SR required by Rule 463 of the Rules).

                      (g) Without the prior written consent of Oppenheimer &
             Co., Inc., for a period of 180 days after the date of this Agreement, the Company shall not issue, sell or register with the Commission (other than on Form S-8 or on any successor form), or otherwise dispose of, directly or indirectly, any equity securities of the Company (or any securities convertible into or exercisable or exchangeable for equity securities of the Company), except for the issuance of the Shares pursuant to the Registration Statement and the issuance of shares pursuant to the Company's existing stock option plan. In the event that during this period, (i) any shares are issued pursuant to the Company's existing stock option plan or
             (ii) any registration is effected on Form S-8 or on any successor form, the Company shall obtain the written agreement of such grantee or purchaser or holder of such registered securities that, for a period of 180 days after the date of this Agreement, such person will not, without the prior written consent of Oppenheimer & Co, Inc., offer for sale, sell, distribute, grant any option for the sale of, or otherwise dispose of, directly or indirectly, or exercise any registration rights with respect to, any shares of Common Stock (or any securities convertible into, exercisable for, or exchangeable for any shares of Common Stock) owned by such person.

                      (h) On or before the Firm Shares Closing Date, the Company shall make all filings required under applicable securities laws and by the Nasdaq National Market (including any required registration under the Exchange Act) in order to permit the consummation of the transactions contemplated hereby.

                      (i) The Company shall apply the net proceeds of the sale
             of the Shares issued and to be sold by it as set forth in the Prospectus. The Company shall take such steps as shall be necessary to ensure that for a period of three years from the Effective Date the Company will not become an "investment company" within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

                      (j) The Company agrees to pay, or reimburse if paid by the
             Representatives, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all costs and expenses incident to the public offering of the Shares and the performance of the obligations of the Company under this Agreement including those relating to: (i) the preparation, printing, filing and distribution of the Registration Statement including all exhibits thereto, each preliminary prospectus, the Prospectus, all amendments and supplements to the Registration Statement and the Prospectus, and the printing, filing and distribution of this Agreement; (ii) the preparation and delivery of certificates for the Shares to the Underwriters; (iii) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the various jurisdictions referred to in
             Section 6(e), including the fees and disbursements of counsel for the Underwriters in connection with such registration and qualification and the preparation, printing, distribution and shipment of preliminary and supplementary Blue Sky memoranda; (iv) the furnishing (including costs of shipping and mailing) to the Representatives and to the Underwriters of copies of each preliminary prospectus, the Prospectus and all amendments or supplements to the Prospectus, and of the several documents required by this Section to be so furnished, as may be reasonably requested for use in connection with the offering and sale of the Shares by the Underwriters or by dealers to whom Shares may be sold; (v) the filing fees of the National Association of Securities Dealers, Inc. in connection with its review of the terms of the public offering; (vi) the furnishing (including costs of shipping and mailing) to the Representatives and to the Underwriters of copies of all reports and information required by Section 6(t);
             (vi) inclusion of the Shares for quotation on the Nasdaq National Market; and (viii) all transfer taxes, if any, with respect to the sale and delivery of the Shares by the Company to the Underwriters. Subject to the provisions of Section 9, the Underwriters agree to pay, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all costs and expenses incident to the performance of the obligations of the Underwriters under this Agreement not payable by the Company pursuant to the preceding sentence, including, without limitation, the fees and disbursements of counsel for the Underwriters.

                      7.      INDEMNIFICATION.

                      (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages and liabilities, joint or several (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other Federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus or any amendment thereof or supplement thereto, or in any Blue Sky application or other document executed by the Company filed in any state or other jurisdiction to quantify any or all of the Shares under the securities laws thereof (any such application document or information being hereinafter referred to as a "Blue Sky Application") or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any breach of the representations an warranties set forth in Section 4 hereof; provided, however, that such indemnity shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) on account of any losses, claims, damages or liabilities arising from the sale of the Shares to any person by such Underwriter if such untrue statement or omission or alleged untrue statement or omission was made in such preliminary prospectus, the Registration Statement or the Prospectus, or such amendment or supplement, or any Blue Sky Application in reliance upon and in conformity with information furnished in writing to the Company by the Representatives on behalf of any Underwriter specifically for use therein. In addition to its other obligations under this Section 7(a), the Company agrees that, as an interim measure during the pending of any claim, action, suit, investigation, inquiry or other proceeding referred to in this Section 7(a), it will reimburse the Underwriters on a monthly basis for all reasonable legal fees or other out-of-pocket expenses reasonably incurred in connection with investigating or defending any such claim, action, suit, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's obligation to reimburse the Underwriters for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Underwriters shall promptly return it to the Company. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

                      (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act, each director of the Company, and each officer of the Company who signs the Registration Statement, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which was made in any preliminary prospectus, the Registration Statement or the Prospectus, or any amendment thereof or supplement thereto, with respect to stabilization on the inside front cover page of the Prospectus and the statements contained in the first, second, sixth and seventh paragraphs under the caption "Underwriting" in the Prospectus; provided, however, that the obligation of the Company (including any controlling person, director or officer thereof) shall be limited to the net proceeds received by the Company from such Underwriter.

                      (c) Any party that proposes to assert the right to be indemnified under this Section will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section, notify each such indemnifying party of the commencement of such action, suit or proceeding, enclosing a copy of all papers served. No indemnification provided for in Section 7(a) or 7(b) shall be available to any party who shall fail to give notice as provided in this Section 7(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice but the omission so to notify such indemnifying party of any such action, suit or proceeding shall not relieve it from any liability that it may have to any indemnified party for contribution or otherwise than under this Section. In case any such action, suit or proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and the approval by the indemnified party of such counsel, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, except as provided below and except for the reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ its counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized in writing by the indemnifying parties,
(ii) the indemnified party shall have reasonably concluded that there may be a conflict of interest between the indemnifying parties and the indemnified party in the conduct of the defense of such action (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iii) the indemnifying parties shall not have employed counsel to assume the defense of such action within a reasonable time after notice of the commencement thereof, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying parties. An indemnifying party shall not be liable for any settlement of any action, suit, proceeding or claim effected without its written consent.

                      8. CONTRIBUTION. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 7(a) is due in accordance with its terms but for any reason is held to be unavailable from the Company, the Company and the Underwriters shall contribute to the aggregate losses, claims, damages and liabilities (including any investigation, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting any contribution received by the Company from persons other than the Underwriters, such as persons who control the Company within the meaning of the Securities Act, officers of the Company who signed the Registration Statement and directors of the Company, who may also be liable for contribution) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares or, if such allocation is not permitted by applicable law in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company shall be deemed to be in the same proportion as (x) the total proceeds from the offering (net of underwriting discounts but before deducting expenses) received by the Company, as set forth in the table on the cover page of the Prospectus, bear to (y) the total price to the public of the offering as set forth in the table on the cover page of the Prospectus, and the relative benefits received by each Underwriter shall be deemed to be in the same proportion as (x) the underwriting discounts received by the Underwriters, as set forth in the table on the cover page of the Prospectus, bear to (y) the total price to the public of the offering as set forth in the table on the cover page of the Prospectus. The relative fault of the Company or the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact related to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this
Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 8, (i) in no case shall any Underwriter (except as may be provided in the Agreement Among Underwriters) be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares purchased by such Underwriter hereunder, and (ii) the Company shall be liable and responsible for any amount in excess of such underwriting discount; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Company within the meaning of the Section 15 of the Securities Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i) and
(ii) in the immediately preceding sentence of this Section 8. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section, notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties from whom contribution may be sought shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this Section. No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its written consent. The Underwriters' obligations to contribute pursuant to this Section 8 are several in proportion to their respective underwriting commitments and not joint.

                      9. TERMINATION. This Agreement may be terminated with respect to the Shares to be purchased on a Closing Date by the Representatives by notifying the Company at any time

                      (a) in the absolute discretion of the Representatives at
             or before any Closing Date: (i) if on or prior to such date, any domestic or international event or act or occurrence has materially disrupted, or in the opinion of the Representatives will in the future materially disrupt, the securities markets; (ii) if there has occurred any new outbreak or material escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representatives, inadvisable to proceed with the offering;
             (iii) if there shall be such a material adverse change in general financial, political or economic conditions or the effect of international conditions on the financial markets in the United States is such as to make it, in the judgment of the Representatives, inadvisable or impracticable to market the Shares;
             (iv) if trading in the Shares has been suspended by the Commission or trading generally on the New York Stock Exchange, Inc., the American Stock Exchange, Inc. or the Nasdaq National Market has been suspended or limited, or minimum or maximum ranges for prices for securities shall have been fixed, or maximum ranges for prices for securities have been required, by said exchanges or by order of the Commission, the National Association of Securities Dealers, Inc., or any other governmental or regulatory authority; or (v) if a banking moratorium has been declared by any state or Federal authority, or

                      (b) at or before any Closing Date, that any of the
             conditions specified in Section 5 shall not have been fulfilled when and as required by this Agreement.

                      If this Agreement is terminated pursuant to any of its provisions, the Company shall not be under any liability to any Underwriter, and no Underwriter shall be under any liability to the Company, except that (A) if this Agreement is terminated by the Representatives or the Underwriters because of any failure, refusal or inability on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, the Company will reimburse the Underwriters for all out-of-pocket expenses (including the reasonable fees and disbursements of their counsel) incurred by them in connection with the proposed purchase and sale of the Shares or in contemplation of performing their obligations hereunder and (B) no Underwriter who shall have failed or refused to purchase the Shares agreed to be purchased by it under this Agreement, without some reason sufficient hereunder to justify cancellation or termination of its obligations under this Agreement, shall be relieved of liability to the Company or to the other Underwriters for damages occasioned by its failure or refusal.

                      10. SUBSTITUTION OF UNDERWRITERS. If one or more of the Underwriters shall fail (other than for a reason sufficient to justify the cancellation or termination of this Agreement under Section 9) to purchase on any Closing Date the Shares agreed to be purchased on such Closing Date by such Underwriter or Underwriters, the Representatives may find one or more substitute underwriters to purchase such Shares or make such other arrangements as the Representatives may deem advisable or one or more of the remaining Underwriters may agree to purchase such Shares in such proportions as may be approved by the Representatives, in each case upon the terms set forth in this Agreement. If no such arrangements have been made by the close of business on the business day following such Closing Date,

                      (a) if the number of Shares to be purchased by the
             defaulting Underwriters on such Closing Date shall not exceed 10% of the Shares that all the Underwriters are obligated to purchase on such Closing Date, then each of the nondefaulting Underwriters shall be obligated to purchase such Shares on the terms herein set forth in proportion to their respective obligations hereunder; provided, that in no event shall the maximum number of Shares that any Underwriter has agreed to purchase pursuant to Section 1 be increased pursuant to this Section 10 by more than one-ninth of such number of Shares without the written consent of such Underwriter, or

                      (b) if the number of Shares to be purchased by the
             defaulting Underwriters on such Closing Date shall exceed 10% of the Shares that all the Underwriters are obligated to purchase on such Closing Date, then the Company shall be entitled to an additional business day within which it may, but is not obligated to, find one or more substitute underwriters reasonably satisfactory to the Representatives to purchase such Shares upon the terms set forth in this Agreement.

                      In any such case, either the Representatives or the Company shall have the right to postpone the applicable Closing Date for a period of not more than five business days in order that necessary changes and arrangements (including any necessary amendments or supplements to the Registration Statement or Prospectus) may be effected by the Representatives and the Company. If the number of Shares to be purchased on such Closing Date by such defaulting Underwriter or Underwriters shall exceed 10% of the Shares that all the Underwriters are obligated to purchase on such Closing Date, and none of the nondefaulting Underwriters or the Company shall make arrangements pursuant to this Section within the period stated for the purchase of the Shares that the defaulting Underwriters agreed to purchase, this Agreement shall terminate with respect to the Shares to be purchased on such Closing Date without liability on the part of any nondefaulting Underwriter to the Company and without liability on the part of the Company, except in both cases as provided in Sections 6(c), 7, 8 and 9. The provisions of this Section shall not in any way affect the liability of any defaulting Underwriter to the Company or the nondefaulting Underwriters arising out of such default. A substitute underwriter hereunder shall become an Underwriter for all purposes of this Agreement.


                      11. MISCELLANEOUS. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement shall remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors or controlling persons referred to in Sections 7 and 8 hereof, and shall survive delivery of and payment for the Shares. The provisions of Sections 6(j), 7, 8 and 9 shall survive the termination or cancellation of this Agreement.

                      This Agreement has been and is made for the benefit of the Underwriters and the Company and their respective heirs, executors, administrators, successors and assigns, and, to the extent expressed herein, for the benefit of persons controlling any of the Underwriters, or the Company, and directors and officers of the Company, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include any purchaser of Shares from any Underwriter merely because of such purchase.

                      All notices and communications hereunder shall be in writing and mailed or delivered or by telephone or telegraph if subsequently confirmed in writing, (a) if to the Representatives, c/o Oppenheimer & Co., Inc., Oppenheimer Tower, World Financial Center, New York, New York 10281
Attention: Syndicate Department, (b) if to the Company, to its agent for service as such agent's address appears on the cover page of the Registration Statement.

                      This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws.

                      This Agreement (including the Schedules and Exhibits hereto) constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and supersedes all other agreements relating to the subject matter hereof.

                      This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

             Please confirm that the foregoing correctly sets forth the agreement among us.

                                       Very truly yours,

                                       ANDRX CORPORATION



                                       By
                                         ------------------------------------
                                             Alan P. Cohen, Chairman, Chief
                                             Executive Officer and Director









Confirmed:

OPPENHEIMER & CO., INC.
GRUNTAL & CO., INCORPORATED
Acting severally on behalf of itself
and as representative of the several
Underwriters named in Schedule I annexed hereto.

By:  OPPENHEIMER & CO., INC.


By
   -----------------------------
     Title:

                                   SCHEDULE I



                                                        NUMBER OF
                                                      FIRM SHARES TO
          NAME                                         BE PURCHASED
          ----                                        --------------

         Oppenheimer & Co., Inc.
         Gruntal & Co., Incorporated










                                                       ---------------

                                                       Total

                                   SCHEDULE II

                                    (Patents)